UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 3, 2016

Prudential Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) On May 3, 2016, Prudential Bancorp, Inc. (the "Company") announced the retirement of Mr. Joseph R. Corrato as the President and Chief Executive Officer of the Company and Prudential Savings Bank, the Company's wholly owned subsidiary (the "Bank" and collectively with the Company, "Prudential"), effective as of May 1, 2016 as well as his resignation from the Boards of Directors of the Company and the Bank.  In connection with such retirement, the Company and the Bank entered into a separation agreement (the "Agreement") with Mr. Corrato, dated as of May 3, 2016, effective as of May 1, 2016 (the "Effective Date").  See subsection (e)(i) below for a summary description of the Agreement.

(c) In connection with the announced retirement of Mr. Corrato, the Boards of Directors of the Company and the Bank appointed Dennis Pollack as President and Chief Executive Officer of the Company and the Bank, effective as of May 1, 2016. Mr. Pollack, age 65, currently a director of the Company and the Bank, has served as Chairman of the Board, Presilient Worldwide, Denver, Colorado, an information technology managed backup and infrastructure service provider, since 2011 as well as a director of SI Financial Group, Inc. Willimantic, Connecticut, and its wholly owned subsidiary, Savings Institute Bank and Trust Company, since February 2015.  He previously served as a director of TF Financial, Inc., Newtown, Pennsylvania, from January 2012 until its acquisition by National Penn Bancshares, Inc. was completed in October 2013. Mr. Pollack also served as Chief Operating Officer of Paulson & Co., New York, New York, a hedge fund, from 2003-2006 and as President and Chief Executive Officer of the Connecticut Bank of Commerce from 1997-2000 as well as The Savings Bank of Rockland County from 1989-1996. There are no arrangements or understandings between a director or executive officer of the Company and Mr. Pollack pursuant to which he was named as an executive officer of the Company and the Bank. No directors or executive officers of the Company or the Bank are related to Mr. Pollack by blood, marriage or adoption. Mr. Pollack has not engaged in any transactions with the Company that were required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission"). Prudential expects to enter into an employment agreement with Mr. Pollack as described below in subsection (e)(ii).

(d) Not applicable.

(e) (i) Under the terms of the Agreement referenced above, Mr. Corrato resigned from his position as President and Chief Executive Officer of both the Company and the Bank as well as an officer of the Bank's sole subsidiary. In addition, Mr. Corrato also resigned as a director of the Board of Directors of both the Company and the Bank as well as that of the Bank's subsidiary. He was appointed a director emeritus of the Bank, effective as of May 1, 2016.

Under the terms of the Agreement, the Bank agreed to pay Mr. Corrato $225,000, approximately his current annual base salary, in equal installments over a one-year period in accordance with the Bank's normal payroll practices. The Bank also agreed to transfer title to Mr. Corrato to the automobile which had been previously provided for his use by the Bank.  In addition, the Bank agreed to pay Mr. Corrato's COBRA premiums (for medical, dental and vision insurance) for a period of up to six months subsequent to the Effective Date.

During one-year period subsequent to the Effective Date, Mr. Corrato agreed to comply with certain restrictive covenants set forth in the Agreement including covenants not to compete and to not solicit customers and employees of the Company and/or the Bank. Mr. Corrato also agreed to assist the Bank, if requested, with regard to certain ongoing lending relationships as to which Mr. Corrato has particular knowledge as well as with existing litigation.

The Agreement supersedes the employment agreement previously entered into between Mr. Corrato and the Bank.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the Agreement included as Exhibit 10.1 hereto and which is incorporated herein in its entirety by reference thereto.

(ii) As referenced above, Prudential expects to enter into an employment agreement (the "New Agreement") with Mr. Pollack. Under the terms of the New Agreement, Mr. Pollack's base annual salary will be $250,000 and he will be entitled to participate in the employee benefit plans maintained by the Prudential, to a car allowance and to reimbursement of customary and usual business expenses including hotel/short-term lodging in the Philadelphia, Pennsylvania area. In addition, he will be entitled to receive severance of one times his average annual cash compensation in the event of his termination outside a change in control other than for cause, death or disability and will be entitled to receive severance of two times his average annual cash compensation upon termination in connection with a change of control of Prudential.  The term of the New Agreement will be for two years, subject to extension.  Upon finalization of the New Agreement, it will be filed under cover of a Form 8-K.

(f) Not applicable.

Item 7.01             Regulation FD Disclosure

On May 3, 2016, the Company issued a press release announcing the retirement of Mr. Corrato as President and Chief Executive Officer of the Company and the Bank, effective as of May 1, 2016, and the appointment of Mr. Pollack as the President and Chief Executive Officer of the Company and the Bank, effective as of May 1, 2016. For additional information, reference is made to the Company's press release, dated May 3, 2016, which is included as Exhibit 99.1 hereto and which is incorporated herein in its entirety by reference thereto.  The press release attached hereto is being furnished to the Commission and shall not be deemed to be "filed" for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item 9.01              Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
10.1	Separation Agreement between Prudential Bancorp, Inc., Prudential Savings Bank and Joseph R. Corrato dated as of May 3, 2016
99.1	Press release announcing the retirement of Mr. Corrato and the appointment of Mr. Pollack dated May 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRUDENTIAL BANCORP, INC.

Date: May 3, 2016	By:	/s/Jack E. Rothkopf
Jack E. Rothkopf
Senior Vice President, Chief
Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Separation Agreement between Prudential Bancorp, Inc., Prudential Savings Bank and Joseph R. Corrato dated as of May 3, 2016
99.1	Press release announcing the retirement of Mr. Corrato and the appointment of Mr. Pollack dated May 3, 2016